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                                                    EXHIBIT 10(z)
                           TONKA CORPORATION
                          1027 Newport Avenue
                     Pawtucket, Rhode Island 02862


                                             March 21, 1994

Bruce L. Stein
1026 Hatch Street
Cincinnati, Ohio 45202

Dear Bruce:

     On behalf of Tonka Corporation, I am pleased to confirm that, in recognition of the superlative 1993 performance of the Kenner
Products Division of Tonka Corporation and your outstanding leadership as President of that division, you have been awarded a special and extraordinary bonus in the amount of $1,000,000, payable as follows:

      1) $250,000 paid on or before March 15, 1994, receipt of which you hereby acknowledge;
      2) $250,000 payable on March 15, 1995, together with accrued interest;
      3) $250,000 payable on March 15, 1996, together with accrued interest; and
      4) $250,000 payable on March 15, 1997, together with accrued interest;

provided, however, that you shall be eligible to receive the payments described in clauses 2, 3 and 4 above (collectively the "Installments" and individually an "Installment") only if you are employed by Tonka Corporation or an affiliate thereof (the "Corporation") on the date the Installment is otherwise payable. Interest shall accrue on the unpaid portion of the bonus from March 15, 1994 at the Prime Rate, as reported in the Wall Street Journal, and all such accrued and unpaid interest shall be paid annually as part of an Installment.

     Notwithstanding the foregoing, if you cease to be employed by the Corporation as a result of:

        (a) your being afflicted with any physical or mental condition which would qualify you for a disability benefit under the Corporation's long term disability plan, or

        (b)  your death,

unpaid Installments will still continue to be paid to you, your personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees, as the case may be.

     In addition, if you cease to be an employee of the Corporation as a result of the involuntary termination of your employment by the Corporation, you shall receive, within 30 days of such termination, payment in full of all unpaid Installments,

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except if such involuntary termination was based upon (a) your wilful and continued failure substantially to perform your duties and obligations (other than any such failure resulting from your incapacity due to physical or mental illness) or (b) your wilful misconduct which is materially injurious to the Corporation, monetarily or otherwise. For purposes of the previous sentence, no act, or failure to act, on your part shall be considered "wilful" unless done, or omitted to be done, by you in bad faith and without reasonable belief that your act or omission was in the best interest of the Corporation.

     You hereby acknowledge that the extraordinary bonus described herein is in lieu of, and substitution for, any bonus to which you may have otherwise been entitled to receive with respect to fiscal 1993 under the Corporation's normal management incentive bonus program.

     You hereby acknowledge that you understand and agree that if you voluntary terminate your employment with the Corporation prior to the date any Installment is otherwise payable hereunder, you shall not be entitled to receive such Installment or any future Installments from the Corporation.

     All payments made by the Corporation pursuant to this letter agreement shall have deducted or withheld therefrom all amounts as shall be required by applicable law and regulation.

     Hasbro, Inc. (the "Guarantor") hereby guarantees the obligations of Tonka Corporation set forth in this letter.

     If the foregoing is acceptable to you, please so signify by signing a copy of this letter below and returning it to the Corporation.

     Again, let me offer my congratulations on a job very well done.
                                     Very truly yours,

                                     TONKA CORPORATION

                                     By: /s/ Alfred J. Verrecchia
                                         ------------------------
                                        Alfred J. Verrecchia
                                        Executive Vice President

                                     HASBRO, INC., as Guarantor

                                     By: /s/ Alan G. Hassenfeld
                                        -----------------------
                                        Alan G. Hassenfeld
                                        Chairman and Chief
                                        Executive Officer
ACCEPTED AND AGREED:

/s/ Bruce L. Stein
- ------------------
Bruce L. Stein
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